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                                                                   Exhibit 10.3

                                                                  EXECUTION COPY

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                             STOCKHOLDERS AGREEMENT

                                  by and among

                              DOSHER PARTNERS, L.P.

                                       and

                                  SP ASSOCIATES

                                       and

                            HOLBERG INDUSTRIES, INC.

                                       and

                                AP HOLDINGS, INC.

                                   dated as of

                                 March 30, 1998

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                                   DEFINITIONS

Section 1.1    Definitions.................................................    1

                                   ARTICLE II
                              CORPORATE GOVERNANCE

Section 2.1    Composition of the Boards of Directors......................    6
Section 2.2    Removal.....................................................    6
Section 2.3    Vacancies...................................................    7
Section 2.4    Termination of Rights and Obligations.......................    7
Section 2.5    Indemnification.............................................    7

                                   ARTICLE III
                            RESTRICTIONS ON TRANSFER

Section 3.1    General.....................................................    7
Section 3.2    Legend on Shares............................................    8
Section 3.3    Permitted Transferees.......................................    8

                                   ARTICLE IV
                     RIGHT OF FIRST OFFER; PREEMPTIVE RIGHTS

Section 4.1    Right of First Offer........................................    9
Section 4.2    Preemptive Rights...........................................    9
Section 4.3    Transactions with Affiliates................................   11

                                    ARTICLE V
                         TAG-ALONG AND DRAG-ALONG RIGHTS

Section 5.1    Tag-Along Right.............................................   11
Section 5.2    Drag-Along Right............................................   12

                                   ARTICLE VI
                               PUT AND CALL RIGHTS

Section 6.1    Put Rights and Call Rights..................................   13
Section 6.2    Exercise of Rights..........................................   13

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Section 6.3    Certain Limitations.........................................   14
Section 6.4    Expiration of Obligations...................................   15
Section 6.5    Certain Additional Payments.................................   15

                                   ARTICLE VII
                               REGISTRATION RIGHTS

Section 7.1    Incidental Registrations....................................   16
Section 7.2    Holdback Agreements.........................................   17
Section 7.3    Registration Procedures.....................................   17
Section 7.4    Indemnification by the Company..............................   18
Section 7.5    Indemnification by Participating Persons....................   19
Section 7.6    Conduct of Indemnification Proceedings......................   20
Section 7.7    Contribution................................................   21
Section 7.8    Participation in Public Offering............................   22
Section 7.9    Other Indemnification.......................................   22

                                  ARTICLE VIII
                        CERTAIN COVENANTS AND AGREEMENTS

Section 8.1    Confidentiality.............................................   22
Section 8.2    Indirect Action; No Inconsistent Agreements.................   23

                                   ARTICLE IX
                                  MISCELLANEOUS

Section 9.1    Entire Agreement; Benefit...................................   23
Section 9.2    Interpretation; Absence of Presumption......................   24
Section 9.3    Severability................................................   24
Section 9.4    Assignability...............................................   24
Section 9.5    Notices.....................................................   24
Section 9.6    Headings; Definitions.......................................   26
Section 9.7    Counterparts................................................   26
Section 9.8    Specific Enforcement........................................   26
Section 9.9    Governing Law; Jurisdiction and Forum.......................   26
Section 9.10   Community Property States...................................   27

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                                    EXHIBITS

Exhibit A                    Affiliate Transactions

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                             STOCKHOLDERS AGREEMENT

            This STOCKHOLDERS AGREEMENT, dated as of March 30, 1998 (this "Agreement"), by and among Holberg Industries, Inc., a Delaware corporation ("Holberg") and AP Holdings, Inc., a Delaware corporation ("AP Holdings"), and Dosher Partners, L.P., a Delaware limited partnership ("Dosher", and together with its Permitted Transferees, the "MW Parties"), and SP Associates, an Illinois general partnership ("SP Associates" and, together with Dosher, the "Standard Parties", and the Standard Parties together with Holberg and AP Holdings, the "Stockholders"), and APCOA, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H :

            WHEREAS, pursuant to the Combination Agreement, dated as of January 15, 1998 (the "Combination Agreement"), by and among Myron C. Warshauer ("MW"), Stanley Warshauer, Steven A. Warshauer, Dosher, SP Parking Associates, an Illinois general partnership, and SP Associates (together, the "Standard Owners"), and the Company, the Company is as of the date hereof acquiring certain interests held by the Standard Owners in return for, among other things, the issuance of Shares to the Standard Parties; and

            WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after the consummation of the transactions contemplated by the Combination Agreement;

            NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1 Definitions. The following terms, as used herein, have the following meanings:

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purpose of this definition, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" shall have the meaning set forth in the first paragraph hereof.

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            "AP Holdings" shall have the meaning set forth in the first paragraph hereof and, to the extent that AP Holdings shall have transferred any of its Shares to any Person, shall mean AP Holdings and such Person, taken together, and any right or action that may be taken at the election of AP Holdings may be taken at the election of AP Holdings and such Person, as the case may be.

            "Associates" shall have the meaning set forth in the definition of "Permitted Transferee."

            "Board" shall mean the board of directors of the Company.

            "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

            "Cause" shall have the meaning set forth in Section 2.2.

            "Call Right" shall have the meaning set forth in Section 6.1.

            "Closing Date" shall have the meaning set forth in the Combination Agreement.

            "Combination Agreement" shall have the meaning set forth in the recitals hereto.

            "Company" shall have the meaning set forth in the first paragraph hereof.

            "Confidential Information" shall have the meaning set forth in
Section 8.1.

            "control" shall have the meaning set forth in the definition of Affiliate.

            "Control Transaction" shall mean a transfer in a bona fide transfer of Shares or of shares of AP Holdings by or Holberg or any Affiliate to any Person or group of Persons (other than to an Affiliate of Holberg or to any Standard Party or its Permitted Transferee) in which such Person obtains (i) the right to directly or indirectly elect a majority of the Board or (ii) a majority of the Fully Diluted Shares at such time.

            "CTC" shall have the meaning set forth in Section 9.9.

            "Dosher" shall have the meaning set forth in the first paragraph hereof.

            "Dosher First Offer" shall have the meaning set forth in Section
4.1.

            "Drag-Along Right" shall have the meaning set forth in Section 5.2.

            "Drag-Along Rights Notice" shall have the meaning set forth in
Section 5.2.

            "Employment Agreement" shall have the meaning set forth in the Combination Agreement.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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            "First Offer Notice" shall have the meaning set forth in Section
4.1.

            "First Offer Period" shall mean the period beginning on the Closing Date and ending on the earlier of (i) the seventh anniversary of the Closing Date, (ii) such date as MW's employment under the Employment Agreement (as defined in the Combination Agreement) is terminated, other than by the Company without Cause or MW for Good Reason (in accordance with the terms of the Employment Agreement), and (iii) the consummation of an Initial Public Offering.

            "Fully Diluted" shall mean, without duplication, all outstanding Shares and all Shares issuable in respect of securities convertible into or exercisable or exchangeable for Shares, stock appreciation rights or options, warrants and other irrevocable rights to purchase or subscribe for Shares or securities convertible into or exercisable or exchangeable for Shares, and any Person shall be deemed to own such number of Shares as such Person has the right to acquire from any other Person (including the Company).

            "Good Reason" shall have the meaning set forth in the Employment Agreement.

            "Holberg" shall have the meaning set forth in the first paragraph hereof and, to the extent that Holberg shall have transferred any of its Shares to any Person, shall mean Holberg and such Person, taken together, and any right or action that may be taken at the election of Holberg may be taken at the election of Holberg and such Person, as the case may be, and shall also include, to the extent applicable, any Subsidiary of Holberg (including AP Holdings) that hold Shares.

            "Incidental Registration" shall have the meaning set forth in
Section 7.1.

            "Indemnified Party" shall have the meaning set forth in Section 7.6.

            "Indemnifying Party" shall have the meaning set forth in Section
7.6.

            "Initial Public Offering" shall mean any bona fide sale of Shares (including in connection with a merger or other reorganization transaction) pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8 or any successor form), covering at least 20% of the Fully Diluted Shares and in which gross proceeds of at least $20 million are realized.

            "Issuance Notice" shall have the meaning set forth in Section 4.2.

            "Maintenance Shares" shall have the meaning set forth in Section
4.2.

            "Maximum Offering Size" shall have the meaning set forth in Section 7.1.

            "MW" shall have the meaning set forth in the recitals hereof.

            "MW Parties" shall have the meaning set forth in the first paragraph hereof.

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            "NASD" shall have the meaning set forth in the definition of
"Registration Expenses".

            "Option Notice" shall have the meaning set forth in Section 6.2.

            "Option Shares" shall have the meaning set forth in Section 6.2.

            "Participating Stockholder" shall have the meaning set forth in
Section 5.1.

            "Participation Notice" shall have the meaning set forth in Section 5.1.

            "Percentage Ownership" shall mean, with respect to any Stockholder or any group of Stockholders at any time, (i) the number of Fully Diluted Shares that such Stockholder or group of Stockholders owns at such time, divided by
(ii) the total number of Fully Diluted Shares at such time.

            "Permitted Transferee" shall mean, (A) in the case of any natural person, the spouse and direct descendants of such Person and the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of such Person's estate upon death (collectively, "Associates"), (B) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, consist solely of Standard Parties or their Associates (and only for so long as there are no other stockholders, members or partners), or (C) in the case of any Standard Party other than an MW Party, any other Standard Party or any Person that is today a direct or indirect owner of any Standard Party (as such Persons are listed on Schedule PT), in each case for so long as no change in control of such Person shall occur.

            "Person" shall mean an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Preemptive Rights" shall have the meaning set forth in Section 4.2.

            "Price" shall have the meaning set forth in Section 6.2.

            "Put Right" shall have the meaning set forth in Section 6.1.

            "Registrable Shares" shall mean any Shares, until (i) a registration statement covering such Shares has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or such Shares may be sold pursuant to Rule 144(k), or (iii) such shares may be sold without registration under the Securities Act and the Company has delivered a new certificate or other evidence of ownership for such Shares not bearing the legend required pursuant to this Agreement.

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            "Registration Expenses" shall mean (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities registered), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested in connection therewith, (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Shares Dealers, Inc. (the "NASD"), including fees and expenses of any "qualified independent underwriter," and (viii) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Shares.

            "Rule 144 or Rule 144A" shall mean Rule 144 and Rule 144A, respectively (or any successor provisions) under the Securities Act.

            "SEC" shall mean the Securities and Exchange Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Shares" shall mean all shares of Common Stock, par value $1.00 per share, of the Company.

            "SP Associates" shall have the meaning set forth in the first paragraph hereof.

            "Standard Director" shall have the meaning set forth in Section
2.1.

            "Standard Parties" shall have the meaning set forth in the first paragraph hereof and, to the extent such parties shall have transferred any of their Shares to Permitted Transferees, shall mean the Standard Parties and the Permitted Transferees of the Standard Parties, taken together, and any right or action that may be taken at the election of the Standard Parties may be taken at the election of the Standard Parties and such Permitted Transferees, as the case may be.

            "Standard Owners" shall have the meaning set forth in the recitals hereto.

            "Stockholders" shall have the meaning set forth in the first paragraph hereof.

            "Subscription Notice" shall have the meaning set forth in Section
4.2.

            "Subscription Period" shall have the meaning set forth in Section
4.2.

            "Subsidiary" shall mean, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of

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directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

            "Tag-Along Right" shall have the meaning set forth in Section 5.1.

            "Tag-Along Rights Notice" shall have the meaning set forth in
Section 5.1.

            "transfer" shall have the meaning set forth in Section 3.1.

            "Underwritten Public Offering" shall mean an underwritten public offering of Registrable Shares of the Company pursuant to an effective registration statement under the Securities Act.

                                   ARTICLE II
                              CORPORATE GOVERNANCE

            Section 2.1 Composition of the Boards of Directors. Subject to
Section 2.4, and subject to the terms of the Employment Agreement as to MW's service as a director (which the parties hereto agree to respect and give effect to), one member of the Board (the "Standard Director") shall be designated by the Standard Parties (other than any MW Parties) and the other members shall be designated by Holberg. Each Stockholder entitled to vote for the election of directors to the Board agrees that it shall vote its Shares or execute written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of stockholders) in order to ensure that the composition of the Board is as set forth in this Section 2.1 and as contemplated by the Employment Agreement.

            Section 2.2 Removal. (a) Each Stockholder agrees that at any time that it is then entitled to vote or execute a written consent for the removal and/or replacement of any director of the Company, it shall not vote or execute a written consent for any of its Shares in favor of the removal and/or replacement of any individual who shall have been designated pursuant to Section 2.1, unless such removal and/or replacement shall be for Cause or the Person entitled to designate such director shall have requested such removal and/or replacement in writing.

            (b) For purposes of this Section 2.2, "Cause", with respect to a director, shall mean the (i) willful and continued failure to perform substantially his duties with the Company as a director, (ii) willful conduct which is or is reasonably likely to be significantly injurious to the Company monetarily or otherwise, (iii) abuse of any illegal drug or other controlled substance or habitual intoxication, (iv) conviction for, or guilty plea to, a crime involving moral turpitude, or (v) conviction for, or guilty plea to, a felony. Subject to Section 2.4, nothing contained in this Section 2.2 shall affect the right of any Stockholder to designate a member of the Board pursuant to Section 2.1.

            Section 2.3 Vacancies. (a) If, as a result of the death, disability, retirement, resignation, removal (with or without Cause) or otherwise there shall exist or occur any vacancy on the Board, then the Person entitled under
Section 2.1 to designate or nominate such director


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whose death, disability, retirement, resignation or removal resulted in such vacancy, may, subject to the provisions of Sections 2.1 and 2.4, designate another individual to fill such capacity and serve as a director of the Company. Each Stockholder agrees that if such Stockholder is then entitled to vote for the election of such designee as a director of the Company, it shall vote or execute a written consent for its Shares in order to ensure that such designee be elected to the Board.

            (b) The Board shall cause such other committees to be established as it may determine, and the Standard Director shall be a member of each such committee.

            Section 2.4 Termination of Rights and Obligations. The right of the Standard Parties to designate one member of the Board pursuant to this Article II, and all related obligations contained in this Article II, shall terminate on the earlier of (i) such date as an Initial Public Offering is consummated and
(ii) such date as the Standard Parties and their Permitted Transferees (other than any MW Party or its Permitted Transferee) in the aggregate own 5% or less of the total Fully Diluted Shares as of such date.

            Section 2.5 Indemnification. The Company shall indemnify and hold harmless the Standard Director in accordance with the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which are attached hereto, and which shall not be amended other than as may be required by law so as to limit the rights of the Standard Director without the consent of the Standard Director.

                                   ARTICLE III
                            RESTRICTIONS ON TRANSFER

Section 3.1 General. (a) Until the consummation of an Initial Public Offering, no Standard Party may, directly or indirectly, sell, assign, transfer, grant a participation or other interest in, pledge or otherwise dispose of ("transfer") any Shares (or solicit any offers to buy or otherwise acquire, or to take a pledge of, any Shares or any interest therein), except transfers permitted by this Agreement, and any other attempted transfer shall be null and void and of no effect for all purposes.

            (b) No Stockholder may transfer any Shares at any time except in compliance with applicable federal or state securities laws.

            Section 3.2 Legend on Shares. (a) In addition to any other legend that may be required, each certificate for Shares shall bear a legend in substantially the following form:

            "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURI-TIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO AND THE HOLDER OF THIS SECURITY HAS OBLIGATIONS UNDER THE STOCKHOLDERS AGREEMENT, DATED AS OF MARCH 30, 1998, COPIES OF WHICH MAY


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            BE OBTAINED UPON REQUEST FROM THE SECRETARY OF APCOA, INC."

            (b) If any Shares shall cease to be Registrable Shares, the Company shall, upon the written request of the holder thereof and such other documentation as may be reasonably requested, issue to such holder a new certificate evidencing such Shares without the first sentence of the legend required by Section 3.2(a) endorsed thereon. If any Shares cease to be subject to this Agreement, the Company shall, upon the written request of the holder thereof and such other documentation as may be reasonably requested, issue to such holder a new certificate evidencing such Shares without the second sentence of the legend required by Section 3.2(a) endorsed thereon.

            Section 3.3 Permitted Transferees. Notwithstanding anything in this Agreement to the contrary, any Standard Party may at any time transfer any or all of its Shares to one or more of its Permitted Transferees, and Holberg or AP Holdings may at any time transfer any or all of its Shares to one or more Persons (subject to Section 4.1), if (a) such Permitted Transferees or Persons shall have agreed in writing to be bound by the terms of this Agreement with respect to such Shares and (b) the transfer to such Permitted Transferees or Persons is not in violation of applicable federal or state securities laws.

                                   ARTICLE IV
                   RIGHT OF FIRST OFFER; PREEMPTIVE RIGHTS

            Section 4.1 Right of First Offer. During the First Offer Period, Holberg and/or its Affiliates (including AP Holdings) shall not engage in a Control Transaction unless Holberg and/or its Affiliates shall first offer to Dosher the opportunity to acquire all, but not less than all, of Holberg's and/or its Affiliates' Shares by giving a written notice to Dosher to such effect (a "First Offer Notice"). If within 60 days following the delivery of such First Offer Notice, Dosher fails to deliver to Holberg a written offer to acquire all capital stock of the Company which is not subject to any conditions not customary for stock purchase agreements relating to acquisitions of businesses such as the Company and which shall be irrevocable for 150 days from delivery, and which shall specify the cash price and other material terms upon which Dosher is prepared to make such acquisition (an "Dosher First Offer") or Dosher delivers an Dosher First Offer to Holberg and such Dosher First Offer is not accepted by Holberg, Holberg may enter into a definitive agreement respecting a Control Transaction with another party without prior notice to Dosher for 150 days after the earlier of the expiration of such 60-day period or the delivery of the Dosher First Offer, provided that the terms of such definitive agreement shall be more favorable to Holberg than those offered in the Dosher First Offer and such transaction must be consummated within 180 days after entering into a definitive agreement. If no definitive agreement is entered into within such 150-day period or the transaction is not consummated within 180 days after entering into a definitive agreement, the provisions of this Section 4.1 shall apply again prior to Holberg and/or its Affiliates engaging in a Control Transaction. Each of Holberg, the Company and any other party to any intended transaction shall have the right, in its sole discretion, at all times prior to consummation of the intended transaction to abandon, rescind, annul, withdraw or


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

otherwise terminate such transaction, whereupon none of Holberg, the Company nor any other such party shall have any liability or obligation to any Person with respect thereto. Nothing herein shall be construed to obligate Holberg, the Company or Dosher to accept any offer or terms for, or to consummate, any Control Transaction or other transaction.

            Section 4.2 Preemptive Rights. (a) Except as provided in (d) below, until the consummation of an Initial Public Offering, the Company shall not issue or sell any Shares (or securities or other instruments or rights convertible into, or exercisable or exchangeable for or to subscribe for or purchase Shares) unless the provisions of this Section 4.2 shall have been complied with by the Company. Prior to any such proposed issuance or sale, the Company shall notify each Standard Party in writing (the "Issuance Notice") of the number of Shares (or securities or other instruments convertible into, or exercisable or exchangeable for Shares) proposed to be issued or sold, the proposed price and the other material terms of such proposed issuance or sale. During the period of 30 days following the date of such notice (the "Subscription Period"), each Standard Party shall have the right to deliver to the Company a notice (a "Subscription Notice") electing to purchase, at the proposed issuance price and on the same terms as the proposed issuance, an amount of Shares (or securities or other instruments convertible into, or exercisable or exchangeable for Shares) (the "Maintenance Shares") as is necessary for such Standard Party to maintain its Percentage Ownership as of immediately prior to such proposed issuance ("Preemptive Rights").

            (b) Any Standard Party which does not deliver to the Company a duly completed Subscription Notice within 30 days after such Standard Party's receipt of the Issuance Notice shall be deemed to have waived its right to purchase all or any part of its Maintenance Shares. In any such case, the Company shall have 180 days following such deemed waiver in which to issue or sell the applicable Shares (or securities or other instruments convertible into, or exercisable or exchangeable for Shares) on terms not materially different from those contained in the Issuance Notice. Promptly after any issuance or sale pursuant to this
Section 4.2(b), the Company shall notify the Standard Parties of the consummation thereof. If the Company does not complete the issuance or sale of Shares (or securities or other instruments convertible into, or exercisable or exchangeable for Shares) within the 180-day period specified in this Section 4.2(b), the Company may not issue or sell such Shares (or securities or other instruments convertible into, or exercisable or exchangeable for Shares) without repeating the procedures in this Section 4.2.

            (c) If the proposed issuance or sale of the Shares (or securities or other instruments or rights convertible into, or exercisable or exchangeable for or to subscribe for or purchase Shares) is consummated, each Standard Party delivering a Subscription Notice shall purchase from the Company, and the Company shall issue and sell to each such Standard Party, such Shares (or securities or other instruments or rights convertible into, or exercisable or exchangeable for or to subscribe for or purchase Shares) on such terms and at the price set forth in the Issuance Notice. The closing of such sale(s) shall occur, subject to the Company's receipt of necessary approvals, on the day of consummation of the issuance or sale of such Shares (or securities or other instruments or rights convertible into, or exercisable or exchangeable for or to subscribe for or purchase Shares) to Persons other than the Standard Parties. Any default in per-


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

formance by any Standard Party shall relieve the Company of its obligations under this Section 4.2 with respect to such Standard Party.

            (d) The Preemptive Rights set forth above shall not apply to (i) the issuance of Shares (or securities or other instruments or rights convertible into, or exercisable or exchangeable for or to subscribe for or purchase Shares)
(x) upon exercise of any option, warrant, convertible or exchangeable security or other rights to purchase or subscribe for Shares or (y) to employees, officers, directors, consultants, contractor or similar persons of (A) the Company or any Subsidiary or (B) any Affiliate of the Company engaged in the parking business, (ii) securities issued pursuant to any stock split, stock dividend or other similar stock recapitalization, (iii) the issuance of Shares (or securities or other instruments or rights convertible into, or exercisable or exchangeable for or to subscribe for or purchase Shares) in connection with any public offering, (iv) the issuance of Shares (or securities or other instruments or rights convertible into, or exercisable or exchangeable for or to subscribe for or purchase Shares) in connection with an acquisition or financing (but not any such issued for cash to a Person not otherwise engaging in a related transaction), or (v) the issuance of Shares (or securities or other instruments or rights convertible into, or exercisable or exchangeable for or to subscribe for or purchase Shares) representing less than 4% of the Shares outstanding as of the date of issuance. The Company shall not be under any obligation to consummate any proposed issuance or sale of Shares (or securities or other instruments or rights convertible into, or exercisable or exchangeable for or to subscribe for or purchase Shares), regardless of whether it shall have delivered an Issuance Notice pursuant to this Section 4.2.

            (e) The Company shall have the right, in its sole discretion, at all times prior to consummation of any issuance or sale to abandon, rescind, annul, withdraw or otherwise terminate such transaction, whereupon all Preemptive Rights in respect of such transaction pursuant to this Article shall become null and void, and the Company shall have no liability or obligation to any Person with respect thereto. Nothing herein shall be construed to obligate the Company to accept any offer or terms for, or to consummate, any transaction.

            Section 4.3 Transactions with Affiliates. The Company shall not engage in any transaction with any Affiliate of the Company not a Subsidiary of the Company, other than pursuant to agreements and arrangements set forth on Exhibit A hereto and other than any transaction on terms no less favorable to the Company than would be available in a transaction with an independent third party on an arm's-length basis.

                                    ARTICLE V
                         TAG-ALONG AND DRAG-ALONG RIGHTS

            Section 5.1 Tag-Along Right. Holberg and/or its Affiliates (including AP Holdings) shall not engage in (x) a Control Transaction or (y) a sale of Shares (other than through a Control Transaction or an Underwritten Public Offering and other than to any sale to an Affiliate of Holberg or to any Standard Party or its Permitted Transferee) representing at least 25% of the Shares outstanding at such time, unless it shall have offered each Standard Party a right (a "Tag-Along Right") to participate in such transaction by including in such transaction a number of such Stan-dard Party's Shares as represents the same percentage of such Standard Party's Shares as the subject Shares of Holberg (including AP Holdings) represent of Holberg's (including AP Holdings) Shares, as follows:

            (a) Holberg shall deliver to each Standard Party a written notice (a "Tag-Along Rights Notice") of such transaction at least 35 days prior to consummating any such transaction setting forth all material details of the intended transaction.

            (b) Any Standard Party desiring to participate in such transaction (a "Participating Stockholder") must deliver to Holberg, within 20 days of receiving a Tag-Along Rights Notice, written notice (a "Participation Notice") of Participating Stockholder's desire to participate in such transaction. Any Standard Party which does not deliver to Holberg a Participation Notice with respect to such Standard Party within the applicable time period shall be deemed to have waived its right to participate in such transaction. In any such case, Holberg shall have 180 days following the expiration of such 20-day period in which to consummate the transaction on terms not materially more favorable to Holberg than those contained in the Tag-Along Rights Notice. Promptly after the consummation of any such transaction, Holberg shall notify the Standard Parties of the consummation thereof. If Holberg does not complete the transaction within the 180-day period specified in this Section 5.1(b), Holberg may not engage in such transaction without repeating the procedures in this Section 5.1.

            (c) Concurrently with the Tag-Along Rights Notice, Holberg shall provide each Participating Stockholder with such information and instructions as shall be necessary to enable such Participating Stockholder to participate in the transaction on substantially the same terms and conditions as Holberg, and each Participating Stockholder shall cooperate in such transaction by providing Holberg all materials, such as executed purchase and sale agreements and stock transfer documentation, as Holberg may reasonably request.

            (d) Any material default in performance by any Standard Party shall relieve Holberg of its obligations under this Section 5.1 with respect to such Standard Party.

            (e) Each of Holberg and any other party to any transaction shall have the right, in its sole discretion, at all times prior to consummation of the transaction to abandon, rescind, annul, withdraw or otherwise terminate such transaction, whereupon all Tag-Along Rights in respect of such transaction pursuant to this Article shall become null and void, and neither Holberg nor any other such party shall have any liability or obligation to any Participating Stockholder with respect thereto. If such transaction is not consummated, the provisions of this Section 5.1 shall apply again to subsequent proposed transactions. Nothing herein shall be construed to obligate Holberg to accept any offer or terms for, or to consummate, any Control Transaction or other transaction.

            Section 5.2 Drag-Along Right. In the event that Holberg engages in a Control Transaction, Holberg shall have the right (a "Drag-Along Right") to require each Standard Party to participate in such transaction by including in such transaction a number of such Standard Party's Shares as represents the same percentage of such Standard Party's Shares as the subject

Shares of Holberg (including AP Holdings) represent of Holberg's (including AP Holdings) Shares, as follows:

            (a) Holberg shall deliver to each Standard Party a written notice (a "Drag-Along Rights Notice") of Holberg's exercise of its Drag-Along Right in such transaction at least 30 days prior to consummating any such transaction setting forth all material details of such transaction.

            (b) Holberg shall provide each Standard Party with such information and instructions as shall be necessary to enable such Standard Party to participate in the intended transaction on substantially the same terms and conditions as Holberg, and each Standard Party shall cooperate in such transaction by providing Holberg all materials, such as executed purchase and sale agreements and stock transfer documentation, as Holberg may reasonably request.

            (c) Holberg shall have the right, in its sole discretion, at all times prior to consummation of the transaction to abandon, rescind, annul, withdraw or otherwise terminate such transaction, and neither Holberg shall have any liability or obligation to any Participating Stockholder with respect thereto. Nothing herein shall be construed to obligate Holberg to accept any offer or terms for, or to consummate, any Control Transaction or other transaction.

                                   ARTICLE VI
                               PUT AND CALL RIGHTS

            Section 6.1 Put Rights and Call Rights. Upon and at any time following the third anniversary of the Closing (as defined in the Combination Agreement), at the Company's election, the Company shall have the right to purchase from any Standard Party and such Standard Party shall be obligated to sell (a "Call Right"), and, at any Standard Party's election, such Standard Party shall have the right to sell to the Company and the Company shall be obligated to purchase (a "Put Right"), any or all of the Shares held by such Standard Party, on the terms and conditions described in this Article VI below.

            Section 6.2 Exercise of Rights. (a) To exercise a Put Right or a Call Right, the exercising party shall deliver a written notice (the "Option Notice") to the Company or Standard Party, as applicable specifying the number of Shares to be put or called consistent with the provisions hereof (the "Option Shares"), the applicable aggregate Price (as of the date of the Option Notice) and the applicable date for the consummation of the put or call, provided that in no event shall any party be permitted to exercise a Put Right in anticipation of or in connection with an Initial Public Offering (or in any event during a 60-day period following such time as the Company shall have given notice that it anticipates effecting an Initial Public Offering).

            (b) For purposes of this Section, the "Price" of any Share, as of any date, shall be the quotient of (i) (I) the product of (A) 10.5 and (B) the earnings before interest expense and interest income, taxes, depreciation and amortization of the Company as reflected in the Company's consolidated financial statements prepared consistently in accordance with past practice for the most recent twelve-calendar-month period less (II) the amount of all consolidated debt

(including capital lease obligations, but excluding trade payables) and preferred stock and minority interests of the Company at the end of such twelve-calendar-month period plus (III) the amount of cash and cash equivalents of the Company as of the end of the twelve-month period described in (I) in excess of the amount of such cash and cash equivalents normally held by the Company (which it is agreed shall be the amount of cash recorded on the financial records of the Company on the last day of such 12-month period, adding back any outstanding check balances which remain as credits in the cash accounts on the financial records of the Company and subtracting the revenues of the Company for the final three business days of such 12-month period for locations that deposit and record cash into cash accounts on the financial records of the Company), plus (IV) the net cash proceeds which would be received by the Company as of the relevant date of determination in respect of the issuance of Shares issuable in respect of securities convertible into or exercisable or exchangeable for Shares, stock appreciation rights or options, warrants and other irrevocable rights to purchase or subscribe for Shares or securities convertible into or exercisable or exchangeable for Shares, if all such securities, rights, options, warrants were converted, exercised or exchanged as of such date, plus (V) the product of (A) the net operating loss of the Company for federal income tax purposes that, pursuant to the provisions of the Internal Revenue Code of 1986, as amended (or any successor federal tax statute) (the "Code"), is available for carryforward at the end of the twelve-month period described in (I) and (B) 28%, divided by the (ii) the number of Fully Diluted Shares as of such date.

            (c) The Option Notice shall be irrevocable. The closing of the purchase of the Option Shares shall take place at the principal offices of the Company on the 10th business day after the date of the Option Notice. At such Closing, the Company shall deliver to the selling Standard Party, against delivery of duly endorsed certificates representing the Option Shares, a certified check or checks or wire transfer (as specified by the selling Standard Party) in the amount of the applicable aggregate Price.

            Section 6.3 Certain Limitations. (a) Notwithstanding anything to the contrary contained in Section 6.2, the Company shall not be obligated to purchase Option Shares on the date set forth in Section 6.2(c) above if (i) such purchase would violate any covenants binding on the Company (including those contained in debt instruments and other than those solely in favor of Holberg or its Affiliate) or (ii) if, in the case of a Put Right, upon such purchase, the Company would have purchased Option Shares pursuant to Put Rights representing in any calendar year 5% or more of the Fully Diluted Shares outstanding at the time of such purchase (however, if the consummation of a Put Right in full would result in the Company purchasing more than such 5% in such period, the Company shall consummate such Put Right in part up to the 5% limitation). In the event that the Company does not consummate any purchase of Option Shares on any date because of either of the events described in clauses (i) or (ii) of the immediately preceding sentence, the Company (and the Standard Party owning the applicable Option Shares) shall nonetheless be obligated to consummate such purchase as promptly as practicable following such events no longer being applicable, and shall pay upon such purchase the Price (as of the date of the Option Notice) plus accumulated interest thereon at a rate equal to the lesser of (x) 13% per annum and (y) a rate per annum that is 250 basis points in excess of the rate on any subordinated financing that may be incurred to finance the transactions contemplated by the Combination Agreement (compounded on a quarterly basis) to the date of consummation of the purchase, pro-vided that, notwithstanding the foregoing, in the event that MW is terminated as Chief Executive Officer of the Company without Cause (as defined in the Employment Agreement) and the Company is thereafter not obligated to purchase Option Shares held by any MW Party or its Permitted Transferee because of either of the events described in clauses (i) or (ii) of the immediately preceding sentence, Holberg shall nonetheless be obligated to consummate such purchase as promptly as practicable. The Company shall not exercise its Call Right if it cannot for any reason purchase the Shares on the date determined pursuant to
Section 6.2(c).

            (b) Notwithstanding anything to the contrary contained in Section 6.2, no MW Party or its Permitted Transferee shall be permitted to exercise any Put Right, and the Company shall not be permitted to exercise any Call Right with respect to any Shares held by any MW Party or its Permitted Transferee, for so long as MW is the Chief Executive Officer of the Company.

            (c) Notwithstanding anything to the contrary contained in Section 6.2, the Company shall not be permitted to exercise any Call Right with respect to any Shares held by any MW Party or its Permitted Transferee unless the Company shall exercise Call Rights at such time with respect to Shares representing at least, in the aggregate, at the lesser of (i) all Shares held by such Persons and (ii) Shares representing at least 5% of the Shares outstanding at the date of the Option Notice with respect to such Shares.

            Section 6.4 Expiration of Obligations. The foregoing obligations contained in this Article VI (but not any outstanding payment obligations under this Article VI (which shall be paid in full in cash upon consummation of the Initial Public Offering) and the obligations contained in Section 6.5) shall terminate upon the consummation of an Initial Public Offering.

            Section 6.5 Certain Additional Payments. In the event that the Company purchases any Option Shares upon the exercise of any Call Right pursuant to Section 6.2 and, within 18 months following such purchase of Option Shares, the Company consummates an Initial Public Offering or Control Transaction, upon consummation of such Initial Public Offering or Control Transaction, the Company shall pay in cash to the Standard Parties selling such Option Shares the product of (A) the number of Option Shares and (B) the excess, if any, of (i) the per Share net proceeds received by the Company in such Initial Public Offering or Control Transaction over (ii) the Price per Option Share paid by the Company in such purchase, provided that the Company shall not be obligated to make any payment under this Section 6.5 with respect to any Option Shares purchased from any MW Party or its Permitted Transferee following the resignation of MW as Chief Executive Officer of the Company other than for Good Reason or his termination for Cause.

                                   ARTICLE VII
                               REGISTRATION RIGHTS

Section 7.1 Incidental Registrations. (a) If the Company proposes to register any Shares under the Securities Act for sale by Holberg and/or its Affiliates (other than the Company, but including AP Holdings) in an Underwritten Public Offering, it shall each such time, subject to the provisions of Section 7.1(b), give prompt written notice at least 30 days prior to the anticipated filing date of the registration statement relating to such registration to each Standard Party, which notice shall set forth the rights of such Standard Party under this Section 7.1 and shall offer each Standard Party the opportunity to include in such registration statement such Registrable Shares as each such Standard Party may request (an "Incidental Registration"). Upon the written request of any such Standard Party made within 15 days after the receipt of notice from the Company (which request shall specify the number of Registrable Shares intended to be disposed of by such Standard Party), the Company shall use its reasonable efforts to effect the registration under the Securities Act of all Registrable Shares which the Company has been so requested to register by such Standard Party, to the extent requisite to permit the disposition of the Registrable Shares so to be registered, provided that (i) all such Standard Parties requesting to be included in the registration must sell their Registrable Shares to the underwriters selected by Holberg on the same terms and conditions as apply to Holberg, and (ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 7.1(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company or Holberg (as applicable) shall determine for any reason not to register or to delay registration of such Shares, the Company shall give written notice to all such Standard Parties and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Shares in connection with such registration and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Shares requested to be included in such Incidental Registration Statement for the same period as the delay in registering such other Shares. The Company shall pay all Registration Expenses in connection with each registration of Shares requested pursuant to this Section 7.1.

            (b) If the managing underwriter of such Underwritten Public Offering advises the Company that, in its view, the amount of Registrable Shares which the Company and/or Holberg and such Standard Parties intend to include in such registration exceeds the largest number of Registrable Shares which can be sold without having an adverse effect on such offering, including the price at which such Registrable Shares can be sold (the "Maximum Offering Size"), the Company shall include in such registration, up to the Maximum Offering Size, all Registrable Shares requested to be included in such registration by Holberg or any Standard Party pursuant to this Section 7.1 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Shares so requested to be included in such registration).

            Section 7.2 Holdback Agreements. Each Standard Party agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any Registrable Shares, and not to effect any such public sale or distribution of any other Shares or of any security or right convertible into or exchangeable or exercisable for or to subscribe for or purchase any Shares (in each case, other than as part of such Underwritten Public Offering) during the 14 days (or such lesser period of time as the underwriters may agree to) prior to the effective date of such registration statement (except as part of such registration) or during the 180-day period after such effective date.

            Section 7.3 Registration Procedures. Whenever any of the Standard Parties requests that any Registrable Shares be registered pursuant to Section
7.1 or 7.2, the Company shall, subject to the provisions of such Sections, use its reasonable efforts to effect the registration of such Registrable Shares in accordance with the intended method of disposition thereof as quickly as reasonably practicable, and in connection with any such request:

            (a) The Company shall as promptly as practicable prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Shares to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable efforts to cause such filed registration statement to become effective.

            (b) The Company shall, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Person which is participating in a registration and each underwriter, if any, of the Registrable Shares covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to each such Person and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and all amendments and supplements thereto) and such other documents as such Person or underwriter may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Person which are covered by such registration statement.

            (c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus, and (iii) promptly notify each Person holding Registrable Shares covered by such registration statement of any stop order issued or threatened by the SEC and shall take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

            (d) The Company shall use its reasonable efforts to (i) register or qualify the Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Person holding such Registrable Shares reasonably (in light of such Person's intended plan of distribution) requests, (ii) cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company, and (iii) do any and all other acts and things that may be reasonably necessary or advisable to enable such Person to consummate the disposition of the Registrable Shares owned by such Person, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction.

            (e) The Company shall promptly notify each Person holding such Registrable Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Person and file with the SEC any such supplement or amendment.

            (f) The Company may require each such Person to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Shares as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

            (g) Each such Person agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.3(e), such Person shall forthwith discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until such Person receives the copies of the supplemented or amended prospectus contemplated by Section 7.3(e), and, if so directed by the Company, such Person shall deliver to the Company all copies, other than any permanent file copies then in such Person's possession, of the most recent prospectus covering such Registrable Shares at the time of receipt of such notice.

            Section 7.4 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Person holding Registrable Shares covered by a registration statement, its officers, directors and agents, and each Person, if any, who controls such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Shares (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission so made in reliance upon and in conformity with information furnished in writing to the Company by such Person or on such Person's behalf expressly for use therein, provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written con-firmation of the sale of the Registrable Shares concerned to such Person if the Company had provided such prospectus and it was the responsibility of such Person to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any underwriters of the Registrable Shares, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Person provided in this Section 7.4.

            Section 7.5 Indemnification by Participating Persons. (a) Subject to
Section 7.5(b), each Person holding Registrable Shares included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Person, but only (i) with respect to untrue statements or omissions, or alleged untrue statements or omissions in a registration statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing by such Person or on such Person's behalf expressly for use in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or any preliminary prospectus, or (ii) to the extent that any loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Shares concerned to such Person if it is determined that it was the responsibility of such Person to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense and reasonable quantities of such prospectus (or amendments or supplements thereto) had been timely provided to such Person by the Company. Subject to Section 7.5(b), each such Person also agrees to indemnify and hold harmless underwriters of the Registrable Shares, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 7.5. As a condition to including Registrable Shares in any registration statement filed in accordance with this Article, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

            (b) No Person shall be liable under Section 7.5(a) for any damage thereunder in excess of the net proceeds realized by such Person in the sale of the Registrable Shares of such Person.

            Section 7.6 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article VII, such Person (an "Indemnified

Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any and all losses, claims, damages, liabilities and expenses (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

            Section 7.7 Contribution. (a) If the indemnification provided for in this Article VII is held by a court of competent jurisdiction to be unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Persons holding Registrable Shares covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Persons on the one hand and the underwriters on the other, from the offering of the Registrable Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Persons on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Person on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Person in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Persons on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Persons bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Persons on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Persons or by such underwriters. The relative fault of the Company on the one hand and of each such Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (b) The Company and the Persons agree that it would not be just and equitable if contribution pursuant to this Section 7.7 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7.7, no underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount applicable to Registrable Shares purchased by such underwriter in such offering exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Person shall be required to contribute any amount in excess of the amount by which the net proceeds realized on the sale of the Registrable Shares of such Person exceeds the amount of any damages which such Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Person's obligation to contribute pursuant to this Section 7.7 is several in the proportion that the proceeds of the offering received by such Person bears to the total proceeds of the offering received by all such Persons and not joint.

            Section 7.8 Participation in Public Offering. No Person may participate in any Underwritten Public Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably requested in connection with such Underwritten Public Offering.

            Section 7.9 Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Stockholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                                  ARTICLE VIII
                        CERTAIN COVENANTS AND AGREEMENTS

            Section 8.1 Confidentiality. (a) Each Stockholder hereby agrees that Confidential Information furnished and to be furnished to it was and shall be made available in connection with such Stockholder's investment in the Company. Each Stockholder agrees that it shall not use the Confidential Information in any way to the competitive disadvantage of the Company. Each Stockholder further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, provided that Confidential Information may be disclosed (i) to such Stockholder's Representatives (as defined in the Combination Agreement) in the normal course of the performance of their duties as long as such Stockholder's Representatives are advised of the confidential nature of such information and agree to be bound by the provisions hereof, (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Person is subject) provided that, in the event that such Stockholder is so required to disclose any Confidential Information, such Stockholder shall give the Company prompt notice of such request so that the Company may seek an appropriate protective order and if such Stockholder is nonetheless so compelled to disclose Confidential Information, such Stockholder may disclose such information without liability hereunder, (iii) to any Person to whom such Stockholder is contemplating a transfer of its Shares (provided that such transfer would not be in violation of the provisions of this Agreement and as long as such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance satisfactory to the Company and consistent with the provisions hereof), or (iv) if the prior written consent of the Board shall have been obtained. Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Stockholder.

            (b) "Confidential Information" shall mean any information concerning the Company, its financial condition, business, operations or prospects in the possession of or to be furnished to any Stockholder in its capacity as a stockholder or potential stockholder of the Company or by virtue of its present or former right to designate a director of the Company and shall also include the identity of the owners of equity interests in the Standard Parties, provided that the term "Confidential Information" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by a Stockholder or its Representatives in violation of such Person's obligations, (ii) is or was available to such Stockholder on a nonconfidential basis prior to its disclosure to such Stockholder or its Representatives by the Company, or (iii) was or becomes available to such Stockholder on a non-confidential basis from a source other than the Company, provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such Stockholder's knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

            Section 8.2 Indirect Action; No Inconsistent Agreements. Each party hereto agrees not to take, or cause or permit to be taken indirectly, any action which if taken, caused or permitted to be taken by such Person directly would constitute a violation of this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

            Section 9.1 Entire Agreement; Benefit. This Agreement (including agreements incorporated herein) contains the entire agreement between the parties hereto with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties hereto other than those set forth or referred to herein. This Agreement is not intended to confer upon any Person not a party hereto (or their successors and assigns permitted hereby) any rights or remedies hereunder.

            Section 9.2 Interpretation; Absence of Presumption. (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

            (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

            Section 9.3 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

            Section 9.4 Assignability. This Agreement and any rights or obligations contained herein shall not be assignable, provided that any Person acquiring Shares who is required by the terms of this Agreement to become a party hereto shall execute and deliver to the Company an agreement to be bound by this Agreement and shall thenceforth be a Stockholder for purposes of this Agreement, having such rights and obligations as are consistent with those rights and obligations applicable to the transferor of such Shares, except as otherwise provided in this Agreement.

            (a) Amendment; Waiver; Termination. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

            Section 9.5 Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Holberg or AP Holdings or the Company shall be addressed to:

            Holberg Industries, Inc.
            545 Steamboat Road
            Greenwich, Connecticut  06830
            Attention:  Chief Financial Officer
            Telecopy Number:  (203) 661-5756

            with a copy to:

            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, New York  10019
            Attention:  Adam O. Emmerich, Esq.
            Telecopy Number:  (212) 403-2000

or at such other address and to the attention of such other person as Holberg or AP Holdings or the Company may designate by written notice to the Standard Parties. Notices to the Standard Parties shall be addressed to:

            Dosher Partners, L.P.,
            200 East Randolph Drive, Suite 4800
            Chicago, Illinois  60601
            Attention:  Myron C. Warshauer
            Telecopy Number:  (312) 240-0191

            with copies to:

            Standard Parking, L.P.
            200 East Randolph Drive, Suite 4800
            Chicago, Illinois  60601
            Attention:  Michael Wolf
            Telecopy Number:  (312) 240-0191

            and

            SP Associates c/o JMB Realty Corp.
            900 North Michigan Avenue, 19th Floor
            Chicago, Illinois  60611
            Attention:  Patrick J. Meara
            Telecopy Number:  (312) 915-2310

            and

            Mayer Brown & Platt
            190 South LaSalle Street
            Chicago, Illinois  60603
            Attention:  Edward S. Best, Esq.
            Telecopy Number:  (312) 701-7711

            and

            Katten Muchin & Zavis
            525 West Monroe Street, Suite 1600
            Chicago, Illinois 60661
            Attention:  Howard S. Lanznar, Esq.
            Telecopy Number:  (312) 902-1061

or at such other address and to the attention of such other person as the Standard Parties may designate by written notice to Holberg and AP Holdings and the Company. In addition, any Person who becomes an Stockholder shall provide its notices information to the Company, which shall promptly provide such information to each other Stockholder.

            Section 9.6 Headings; Definitions. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

            Section 9.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided that receipt of copies of such counterparts is confirmed.

            Section 9.8 Specific Enforcement. Each party hereto acknowledges that remedies at law may be inadequate to protect the other party against any actual or threatened breach of this Agreement by the other parties and, without prejudice to any other rights and remedies otherwise available to any party, each party agrees to the granting of injunctive relief in any other party's favor without proof of actual damages. In the event of litigation relating to this Agree-ment, if a court of competent jurisdiction determines that this Agreement has been breached by a party, then such party shall reimburse the other party for costs and expenses (including, but not limited to, reasonable legal fees and expenses) incurred in connection with all such litigation.

            Section 9.9 Governing Law; Jurisdiction and Forum. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

            (b) The parties hereto agree that the appropriate and exclusive forum for any disputes between any of the parties hereto arising out of this Agreement or the transactions contemplated hereby shall be any state or federal court in the State of Delaware. The parties hereto further agree that no party hereto shall bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby, except as expressly set forth below for the execution or enforcement of judgment, in any court or jurisdiction other than the above specified court. The foregoing shall not limit the rights of any party hereto to obtain execution of judgment in any other jurisdiction. The parties hereto further agree, to the extent permitted by law, that a final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

            (c) By the execution and delivery of this Agreement, each party hereto (i) irrevocably designates and appoints The Corporation Trust Company ("CTC") care of CT Corporation System at its offices in Wilmington, Delaware, as its authorized agent upon which process may be served in any action or proceeding arising out of or relating to this Agreement, (ii) submits to the personal jurisdiction of any state or federal court in the State of Delaware in any such action or proceeding, and (iii) agrees that service of process upon CTC shall be deemed in every respect effective service of process upon such person in any such action or proceeding. Each party hereto further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CTC in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any party hereto to serve process in any other manner permitted by law.

            (d) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such person hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

            Section 9.10 Community Property States. Each Standard Party, if such Standard Party is a natural person, represents that (a) such Standard Party's spouse has duly executed the Consent of Spouse attached hereto, (b) such Consent of Spouse was delivered along with such Standard Party's signature page hereto and (c) such Consent of Spouse was duly authorized, executed and delivered by such spouse and effectively binds such spouse to the terms set forth therein.

            IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be duly executed as of the day and year first above written.

                                DOSHER PARTNERS, L.P.

                                By: /s/  Myron C. Warshauer
                                    ------------------------------------------
                                    Name:  Myron C. Warshauer
                                    Title: General Partner of Dosher Partners,
                                           L.P.

                                SP ASSOCIATES

                                By: SP MANAGERS, L.P. MANAGING PARTNER

                                    By:  STANDARD MANAGERS, INC.,
                                         GENERAL PARTNER

                                By: /s/  Patrick Meara
                                    ------------------------------------------
                                    Name:  Patrick Meara
                                    Title: Vice President

                                APCOA, INC.

                                By: /s/  Michael J. Celebrezze
                                    ------------------------------------------
                                    Name:  Michael J. Celebrezze
                                    Title: Chief Financial Officer

                                HOLBERG INDUSTRIES, INC.

                                By: /s/ A. Petter 0stberg
                                    ------------------------------------------
                                Name:  A. Petter 0stberg
                                Title: Senior Vice President, Chief Financial
                                       Officer and Treasurer

                                AP HOLDINGS, INC.

                                By:   /s/  Michael J. Celebrezze
                                    ------------------------------------------
                                    Name:  Michael J. Celebrezze
                                    Title: Treasurer

                                Consent of Spouse

            The undersigned is the spouse of one of the Standard Parties and hereby acknowledges that he/she has read the attached Stockholders Agreement and knows its contents. The undersigned is aware that by its provisions, his/her spouse agrees to sell all of his/her Shares [and other securities], including his/her community property interest therein, if any, on the occurrence of certain events. The undersigned hereby consents to the sale, approves the provisions of the Stockholders Agreement, and agrees that those securities and his/her interest in them, if any, are subject to the provisions of the Stockholders Agreement and that he/she will take no action at any time to hinder operation of the Stockholders Agreement on those securities or his/her interest, if any, in them, and, to the extent required, will take any further actions necessary to effectuate the provisions of the Stockholders Agreement.

                                         --------------------------------
                                                     [Spouse]

                                                                       Exhibit A

                             AFFILIATE TRANSACTIONS

            The Company has certain agreements and arrangements under which it engages, and expects in the future to continue to engage, in transactions with Affiliates of the Company which are not Subsidiaries of the Company, as follows:

            o As set forth in the Offering Memorandum (the "Offering Memorandum") dated March 25, 1998 relating to $140,000,000 of the Company's 9 1/4 % Senior Subordinated Noted due 2008 (the "Notes"), a copy of which has been provided to each party to this Agreement and which is hereby incorporated herein by reference.

            o As permitted by the provisions of the Indenture (as defined in the Offering Memorandum) and the New Credit Facility (as defined in the Offering Memorandum), a copy of each of which has been provided to each party to this Agreement and which is hereby incorporated herein by reference.


                                      A-1